UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 24, 2018, Autoliv, Inc. (“Autoliv”) as borrower, and Autoliv ASP, Inc. (“Autoliv ASP”) as guarantor, entered into a US$800,000,000 bridge facility agreement with J.P. Morgan Securities PLC (“J.P. Morgan”) and Skandinaviska Enskilda Banken AB (publ) (“SEB”) as coordinators and bookrunners and SEB as facility agent (the “Bridge Facility”), with a purpose of financing part of the cash transfer to Veoneer in connection with the spin-off. Pursuant to the agreement, the Bridge Facility matures on November 24, 2018. Given the expectation that the proceeds from the Notes offering will be sufficient to finance Autoliv’s cash transfer to Veoneer, Inc. (“Veoneer”) prior to the completion of the spin-off as described in Item 2.03 below, Autoliv has informed SEB of its intention to terminate the Bridge Facility effective June 25, 2018. There are no amounts outstanding under the Bridge Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On June 21, 2018, Autoliv, Autoliv ASP, as guarantor, and J.P. Morgan, Morgan Stanley & Co. International PLC (“Morgan Stanley”) and SEB (collectively, the “Joint Lead Managers”) entered into a subscription agreement pursuant to which Autoliv will issue to the Joint Lead Managers notes due 2023 in a principal amount of EUR 500 million with a coupon of 0.75 percent (the “Notes”). The subscription price is 99.527 percent of the principal amount of the Notes. The Joint Lead Managers will offer the Notes on behalf of Autoliv to third parties in denominations of EUR 100,000 and increments of EUR 1,000 above that. Autoliv ASP is guarantor of all payments due in respect of the Notes. The Notes will only be available to investors who are non-U.S. persons located outside the United States.

The Notes are due to be issued on June 26, 2018 and are expected to be admitted to trading on the Global Exchange Market (GEM) of the Irish Stock Exchange upon issue. The closing of the offering of the Notes is subject to the satisfaction of certain conditions set forth in the subscription agreement. The Joint Lead Managers may terminate the offering before closing if, in their opinion, there is a change in financial, political or economic conditions or exchange rates that would be likely to prejudice materially the success of the offering and distribution of the Notes.

The Notes will be issued subject to an Agency Agreement to be entered into among Autoliv, Autoliv ASP and HSBC Bank PLC, as fiscal and paying agent, in connection with the closing of the offering on June 26, 2018. The Agency Agreement provides for the appointment and reimbursement of the paying agents and sets forth the terms for the delivery of and payment for the Notes.

Autoliv expects to use the net proceeds from the offering for general corporate purposes, which are expected to form part of the expected cash transfer to Veoneer prior to the completion of the expected spin-off of Veoneer through a pro rata distribution of Veoneer’s common stock to Autoliv’s stockholders as of June 12, 2018. The distribution is expected to be completed on June 29, 2018.

Autoliv intends to file a copy of the Agency Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

On June 18, 2018, Autoliv issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information set forth under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the timing and completion of the notes offering and the timing and completion of the spin-off and cash transfer. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated June 18, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: June 25, 2018